                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A

                          AMENDMENT TO CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report:  May 28, 1997
                      (Dated of Earliest Event Reported)


                       SPLASH TECHNOLOGY HOLDINGS, INC.
            (Exact name of Registrant as specified in its charter)



            Delaware                                     000-21171                             77-0418472
(State or other jurisdiction of                   Commission File Number                  (I.R.S. Employer
 incorporation or organization)                                                        Identification Number)

                              555 Del Rey Avenue
                         Sunnyvale, California  94086
                                (408) 328-6300
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       SPLASH TECHNOLOGY HOLDINGS, INC.
                                   FORM 8K-A
                          AMENDMENT OF CURRENT REPORT

                               TABLE OF CONTENTS


ITEM 7 FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Report of Independent Auditors...................................................................   3

Balance Sheets as of December 31, 1995 and 1996..................................................   4

Consolidated Statements of Operations for the years ended December 31, 1995 and 1996.............   5

Consolidated Statements of Shareholders' Equity for the years ended December 31, 1995 and 1996 ..   6

Consolidated Statements of Cash Flows for the years ended December 31, 1995 and 1996.............   7

Notes to Consolidated Financial Statements.......................................................   8

Condensed Consolidated Balance Sheet as of March 31, 1997 (unaudited)............................  13

Condensed Consolidated Statements of Operations for the three months ended
     March 31, 1996 and 1997 (unaudited).........................................................  14

Condensed Consolidated Statements of Cash Flows for the three months ended
     March 31, 1996 and 1997 (unaudited).........................................................  15

Notes to Condensed Consolidated Financial Statements.............................................  16

Introductory paragraph to Pro Forma Combined Condensed Statements of Operations (unaudited)......  17

Pro Forma Combined Condensed Statement of Operations for the year ended
     September 30, 1996 (unaudited)..............................................................  18

Pro Forma Combined Statement of Operations for the nine months ended June 30, 1997 (unaudited)...  19

Notes to Unaudited Pro Forma Financial Information...............................................  20

THE UNDERSIGNED REGISTRANT HEREBY AMENDS THE FOLLOWING ITEMS, FINANCIAL STATEMENTS, EXHIBITS, OR OTHER PORTIONS OF ITS CURRENT REPORT ON FORM 8-K ORIGINALLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 1997

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

(a)  Financial Statements

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Quintar Holdings Corporation

  We have audited the accompanying consolidated balance sheets of Quintar Holdings Corporation as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Quintar Holdings Corporation at December 31, 1995 and 1996, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                              Ernst & Young LLP

March 27, 1997, except for Note 8, as to which the date is May 6, 1997

                          QUINTAR HOLDINGS CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31,
                                                      ------------------------
                                                         1995         1996
                                                      -----------  -----------
ASSETS
Current assets:
  Cash and cash equivalents.......................... $   709,000  $   976,000
  Accounts receivable, net of an allowance for
   doubtful accounts of $36,000 in 1995 and $158,000
   in 1996...........................................     667,000      604,000
  Inventories........................................     535,000      517,000
  Prepaid expenses and other current assets..........      55,000       56,000
                                                      -----------  -----------
    Total current assets.............................   1,966,000    2,153,000
                                                      -----------  -----------
Property and equipment:
  Machinery and equipment............................     706,000      535,000
  Furniture and fixtures.............................      64,000       64,000
  Leasehold improvements.............................      45,000       52,000
                                                      -----------  -----------
                                                          815,000      651,000
  Accumulated depreciation and amortization..........     673,000      537,000
                                                      -----------  -----------
Property and equipment, net..........................     142,000      114,000
Other assets, net....................................     246,000       39,000
                                                      -----------  -----------
    Total assets..................................... $ 2,354,000  $ 2,306,000
                                                      ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................... $   537,000  $   731,000
  Deferred revenue...................................     426,000      464,000
  Accrued warranty expense...........................      40,000       90,000
  Other accrued expenses.............................     432,000      504,000
                                                      -----------  -----------
    Total current liabilities........................   1,435,000    1,789,000
Deferred revenue, long-term..........................          --      350,000
Stockholders' Equity:
 Series A convertible preferred stock, no par value:
  Authorized shares--4,200,000
  Issued and outstanding shares--4,160,445 in 1995
   and 1996..........................................   4,641,000    4,641,000
 Series C convertible preferred stock, no par value:
  Authorized shares--2,166,668
  Issued and outstanding shares--833,333 in 1995 and
   1,500,001 in 1996                                    1,250,000    2,250,000
 Common stock, no par value:
  Authorized shares--10,000,000
  Issued and outstanding shares--972,541 in 1995 and
   1996..............................................      49,000       49,000
Additional paid in capital...........................      85,000       85,000
Stock subscription...................................     250,000           --
Accumulated deficit..................................  (5,356,000)  (6,858,000)
                                                      -----------  -----------
    Total stockholders' equity.......................     919,000      167,000
                                                      -----------  -----------
    Total liabilities and stockholders' equity....... $ 2,354,000  $ 2,306,000
                                                      ===========  ===========

                            See accompanying notes.

                          QUINTAR HOLDINGS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                         1995         1996
                                                      -----------  -----------
REVENUES:
  Product sales...................................... $ 3,117,000  $ 4,361,000
  Engineering and royalty revenues...................   1,389,000    1,022,000
                                                      -----------  -----------
    Total revenues...................................   4,506,000    5,383,000
COST AND EXPENSES:
  Cost of revenues
   Product...........................................   2,183,000    3,327,000
   Engineering.......................................   1,033,000      568,000
  Engineering expense................................     756,000    1,293,000
  Selling, general and administrative expenses.......   1,582,000    1,714,000
  Interest (income) expense, net.....................      32,000      (17,000)
                                                      -----------  -----------
    Total costs and expenses.........................   5,586,000    6,885,000
                                                      -----------  -----------
Net loss............................................. $(1,080,000) $(1,502,000)
                                                      ===========  ===========
Net loss per share................................... $     (1.11) $     (1.54)
                                                      ===========  ===========
Shares used in computing net loss per share..........     972,541      972,541
                                                      ===========  ===========


                            See accompanying notes.

                          QUINTAR HOLDINGS CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             SERIES A             SERIES C
                           CONVERTIBLE          CONVERTIBLE
                         PREFERRED STOCK      PREFERRED STOCK     COMMON STOCK   ADDITIONAL
                       -------------------- -------------------- ---------------  PAID IN       STOCK     ACCUMULATED
                        SHARES     AMOUNT    SHARES     AMOUNT   SHARES  AMOUNT   CAPITAL   SUBSCRIPTIONS   DEFICIT       TOTAL
                       --------- ---------- --------- ---------- ------- ------- ---------- ------------- -----------  -----------
Balance at
 December 31, 1994...  3,200,000 $3,200,000   833,333 $1,250,000 972,541 $49,000  $    --     $      --   $(4,276,000) $   223,000
 Conversion of bridge
  loan into equity...    960,445  1,441,000        --         --      --      --       --            --            --    1,441,000
 Stock options and
  subscriptions......         --         --        --         --      --      --   85,000       250,000            --      335,000
 Net loss............         --         --        --         --      --      --       --            --    (1,080,000)  (1,080,000)
                       --------- ---------- --------- ---------- ------- -------  -------     ---------   -----------  -----------
Balance at
 December 31, 1995...  4,160,445  4,641,000   833,333  1,250,000 972,541  49,000   85,000       250,000    (5,356,000)     919,000
 Issuance of
  preferred stock....         --         --   666,668  1,000,000      --      --       --      (250,000)           --      750,000
 Net loss............         --         --        --         --      --      --       --            --    (1,502,000)  (1,502,000)
                       --------- ---------- --------- ---------- ------- -------  -------     ---------   -----------  -----------
Balance at
 December 31, 1996...  4,160,445 $4,641,000 1,500,001 $2,250,000 972,541 $49,000  $85,000     $      --   $(6,858,000) $   167,000
                       ========= ========== ========= ========== ======= =======  =======     =========   ===========  ===========


                            See accompanying notes.

                          QUINTAR HOLDINGS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     YEAR ENDED DECEMBER 31,
                                                     ------------------------
                                                        1995         1996
                                                     -----------  -----------
OPERATING ACTIVITIES
Net loss............................................ $(1,080,000) $(1,502,000)
Adjustments to reconcile net loss to net cash used
 in operating activities:
  Depreciation and amortization.....................     148,000       99,000
  Discontinued product line.........................          --      368,000
  Change in operating assets and liabilities:
   Accounts receivable..............................    (319,000)      63,000
   Inventories......................................      (3,000)    (132,000)
   Prepaid expenses and other assets................     114,000       38,000
   Accounts payable.................................     (55,000)     194,000
   Deferred revenue.................................    (113,000)     388,000
   Accrued warranty expense.........................          --       50,000
   Other accrued expenses...........................     201,000       22,000
                                                     -----------  -----------
Net cash used in operating activities...............  (1,107,000)    (412,000)
INVESTING ACTIVITIES
Purchase of property and equipment..................     (21,000)     (71,000)
FINANCING ACTIVITIES
Issuance of preferred stock.........................          --      750,000
Stock options and subscriptions.....................     335,000           --
Repayment of line-of-credit.........................    (100,000)          --
                                                     -----------  -----------
Net cash provided by financing activities...........     235,000      750,000
                                                     -----------  -----------
Increase (decrease) in cash and cash equivalents....    (893,000)     267,000
Cash and cash equivalents at beginning of year......   1,602,000      709,000
                                                     -----------  -----------
Cash and cash equivalents at end of year............ $   709,000  $   976,000
                                                     ===========  ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid....................................... $     5,000  $       900
Taxes paid..........................................         800          800
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
 FINANCING ACTIVITIES
Conversion of notes payable and accrued interest
 into common stock.................................. $ 1,441,000

                            See accompanying notes.

                          QUINTAR HOLDINGS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Description of Business

  Quintar Holdings Corporation (the "Company") is a California corporation, established in November 1989 to design, manufacture and market computer presentation graphics and image processing products. The Company generates revenues primarily in the United States and Japan through product sales, engineering fees and software licensing agreements.

 Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Quintar Company. All significant intercompany balances and transactions have been eliminated in consolidation.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates made in preparing these financial statements include inventory reserves, deferred revenue and the allowance for doubtful accounts.

 Cash Equivalents

  The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

 Concentration of Credit Risks

  Certain financial instruments potentially subject the Company to concentrations of credit risk. These financial instruments consist primarily of accounts receivable. The Company performs credit evaluations and generally does not require collateral. Credit losses have traditionally been minimal and such losses have been within management's expectations.

  Three customers accounted for 14%, 12% and 10% of net revenues in 1995 and 23%, 13% and 11% of net revenues in 1996. Export sales in 1995 and 1996 were $1,239,000 and $2,106,000, respectively. Concentrations of credit risk with respect to accounts receivable are limited due to the high credit quality of the Company's customer base and the customers geographic dispersion.

 Inventories

  Inventories are stated at the lower of cost (average costs method) or market. At December 31, 1995 and 1996, inventories consisted of the following:

                                                                1995     1996
                                                              -------- --------
   Raw materials and purchased parts......................... $484,000 $307,000
   Work-in-process...........................................   36,000  152,000
   Finished goods............................................   15,000   58,000
                                                              -------- --------
                                                              $535,000 $517,000
                                                              ======== ========

                          QUINTAR HOLDINGS CORPORATION

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is provided using the straight-line method over estimated useful lives of one to five years. Leasehold improvements are amortized over the shorter of their estimated five-year life or the related lease term.

 Other Assets

  Other assets consist primarily of prepaid license fees, which are amortized using the straight-line method over the estimated one-year to ten-year lives of the related licenses.

 Revenue Recognition

  The Company records revenues from product sales upon shipment. Revenues from engineering and license fees related to the modification of existing products to meet particular customer requirements are recognized on a percentage of completion basis. Amounts received from customers in excess of revenues recognized to date are recorded as deferred revenues.

 Research and Development Expenses

  Research and Development expenses represent the costs of modifying and testing products and are expensed as incurred. In accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, the Company has not capitalized any production costs of computer software, as the technological feasibility of the related products is established concurrently with the sale of such products to customers. These costs have been expensed as incurred and are included in engineering expenses in the accompanying statements of operations.

 Net Loss Per Share

  Net loss per share is computed using the weighted average number of shares of common stock outstanding during the year.

2. INCOME TAXES

  Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1995 and 1996 are as follows:

                                                          1995         1996
                                                       -----------  -----------
   Deferred tax assets:
    Tax operating loss carryforwards.................. $ 2,025,000  $ 2,352,000
    Research and development credit carryforwards.....     386,000      481,000
    Accruals not currently deductible.................     100,000      254,000
    Inventory reserves................................      44,000      143,000
    Depreciation......................................      29,000       30,000
                                                       -----------  -----------
       Total deferred tax assets......................   2,584,000    3,260,000
    Valuation reserve.................................  (2,584,000)  (3,260,000)
                                                       -----------  -----------
       Net deferred tax assets........................ $        --  $        --
                                                       ===========  ===========

                          QUINTAR HOLDINGS CORPORATION

  A valuation allowance has been established to fully reserve deferred tax assets because the Company cannot yet determine if the asset will be realized.

  At December 31, 1996, the Company had net operating loss carryforwards of $6,070,000 and $2,544,000 available to reduce future federal and state taxable income, respectively. The federal carryforwards expire in 2004 through 2011, and the state carryforwards began to expire in 1996. The ultimate realization of the benefit of these carryforwards is dependent on future profitable operations. In addition, their utilization may also be limited on an annual basis if a cumulative change in ownership of more than 50% occurs within any three-year period.

3. STOCK WARRANTS

  In connection with a credit facility which expired in December 1995, the Company granted the bank a warrant to purchase 20,000 shares of common stock at a price of $2.00 per share, which exceeded the fair market value at the date of the grant. The warrant, which expires on December 13, 1998, is exercisable, at the bank's option, in whole or in part, and is subject to certain anti-dilution provisions.

  In addition, the Company granted the holders of certain subordinated notes (later converted to Series A preferred stock) warrants to purchase a variable number of shares of the Company's common stock for an aggregate purchase price of $62,500. On a monthly basis, from the date of issuance through October 1, 1994, the aggregate purchase price increased by 2% of the notes payable balance outstanding to $362,500. The warrants are exercisable, at the holders' option, from time to time, in whole or in part. The exercise price is the lesser of $1.00 per share or the price of the stock at the date of the exercise, as determined in conjunction with an initial public offering, a private placement exceeding $500,000, or the acquisition of the Company by a third party. The number of shares exercisable is determined by dividing the aggregate purchase price balance by the exercise price per share at the time of exercise. The warrants, which expire on October 17, 1998, are subject to certain anti-dilution provisions.

4. CONVERTIBLE PREFERRED STOCK

  During 1994, the Company issued 833,333 shares of Series C preferred stock at a purchase price of $1.50 per share. In addition, the preferred shareholder paid $85,000 for an option to acquire additional shares of preferred stock which expired on May 31, 1995.

  In 1996, the Company issued an additional 666,668 shares of Series C Convertible preferred stock at $1.50 per share. The purchaser made an advance payment of $250,000 which has been reflected as a stock subscription in the consolidated balance sheet in 1995. The remaining payment of $750,000 was made during 1996.

  Each share of the Company's Series A and Series C preferred stock is, at the holder's option, convertible into one share of common stock, subject to adjustment for dilution. If 75% of previously issued shares of preferred stock are converted into common stock, conversion of the remaining outstanding shares of preferred stock is mandatory. Conversion of outstanding preferred stock into common stock is also mandatory if the Company issues common stock in an underwritten public offering registered under the Securities Act of 1933 in which the per share and aggregate public offering price equals or exceeds $5.00 and $5,000,000, respectively.

  Holders of preferred stock are entitled to vote on all matters based upon the number of shares of common stock into which the preferred stock may be converted. The Company is authorized to seat five directors on its board, three of whom are elected by holders of the preferred stock and two of whom

                         QUINTAR HOLDINGS CORPORATION
are elected by holders of the common stock. Among other provisions, the Company is restricted from amending any of the rights, preferences or privileges of the preferred stock, issuing other preferred equity securities, or transferring substantially all of the Company's assets to others without the consent of a majority of the holders of preferred stock.

  Upon the declaration of cash dividends on common stock, the Company is required to declare cash dividends on the preferred stock. The preferred stock dividend must at least equal the per share amount of the common stock dividend and must be paid prior to the payment of any common stock dividends. As of December 31, 1996, the Company had not declared any dividends. The Series A and Series C preferred stock also carries a liquidation preference equal to $1.00 and $1.50 per share, respectively, ($6,891,000 in the aggregate) plus an amount equal to unpaid preferred stock dividends.

5. COMMON STOCK AND STOCK OPTION PLAN

  Pursuant to the Company's Restricted Stock Plan, common stock is held solely by Company officers, employees and former employees and vests ratably over forty-eight months. Common stock is subject to certain restrictions which relate principally to the transfer of ownership. Shares may be sold to third parties, but only after first being offered to the Company at prevailing market prices as determined in accordance with the Company's stock subscription agreement.

  On April 29, 1993, the board of directors and stockholders of the Company approved the 1993 Stock Option Plan (the Plan). Under the Plan as amended, 1,510,500 shares of common stock have been reserved for issuance to eligible employees, directors, consultants and advisors, subject to certain limitations, as defined in the Plan. Incentive stock options may be granted at prices not less than 100% of the fair market value at the date of the grant. All options granted expire ten years after the date of the grant.

  Information regarding options outstanding under the Plan is summarized below:

                                               1995               1996
                                         ----------------- --------------------
                                                 WEIGHTED-            WEIGHTED-
                                                  AVERAGE              AVERAGE
                                                 EXERCISE             EXERCISE
                                         OPTIONS   PRICE    OPTIONS     PRICE
                                         ------- --------- ---------  ---------
   Outstanding at beginning of year..... 349,500   $0.08     349,500    $0.08
   Granted..............................      --      --   1,188,500     0.15
   Terminated...........................      --      --     (27,500)    0.10
                                         -------           ---------
   Outstanding at end of year........... 349,500    0.08   1,510,500     0.13
                                         =======           =========
   Exercisable at end of year........... 259,250   $0.08     749,250    $0.13
                                         =======   =====   =========    =====
   Weighted-average fair value of
    options granted during the year.....           $0.08                $0.13
                                                   =====                =====

  Exercise prices on options outstanding at December 31, 1996 ranged from $0.05 to $0.15. The weighted average remaining contractual life of the options is eight and one half years.

  The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for the Plan. Accordingly, no compensation expense has been recognized for the Plan. The impact on the Company's net loss would have been insignificant had compensation cost for the Plan been determined consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

                          QUINTAR HOLDINGS CORPORATION

6. PROFIT SHARING PLAN

  The Company's 401(k) savings and profit sharing plan is available to substantially all of its employees. Company contributions to the plan are made at the discretion of the Board of Directors. The Company contributed $5,000 to the plan during both 1995 and 1996.

7. DISCONTINUED PRODUCT LINE

  The Company has adopted a plan to cease production of one of its product lines. The Company will complete its contractual obligations through fiscal 1997, and cease production of the products by December 1997. In connection with the decision, the Company charged $368,000 to 1996 operations, consisting of inventory write-downs, warranty costs, and the accelerated amortization of intangible assets.

8. PROPOSED CHANGE IN OWNERSHIP

  The Company has agreed to be acquired by Splash Technology Holdings, Inc. for $11.5 million plus additional compensation based on future operations. The proposed transaction is expected to be completed in the second quarter of 1997. The Company's financial position and results of operations reflect the operating plans of current management without consideration of strategic changes which may take place upon consummation of the change in ownership.

                          QUINTAR HOLDINGS CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                 MARCH 31, 1997
                                                                 --------------
                                                                  (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.....................................  $    799,000
  Accounts receivable, net of an allowance for doubtful accounts
   of $158,000..................................................       108,000
  Inventories...................................................       373,000
  Prepaid expenses and other current assets.....................       154,000
                                                                  ------------
    Total current assets........................................     1,434,000
                                                                  ------------
  Property and equipment, net...................................        66,000
  Other assets, net.............................................        73,000
                                                                  ------------
    Total assets................................................  $  1,573,000
                                                                  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................  $    576,000
  Deferred revenue..............................................       227,000
  Accrued warranty expense......................................       105,000
  Other accrued expenses........................................       647,000
                                                                  ------------
    Total current liabilities...................................     1,555,000
                                                                  ------------
  Deferred revenue, long term...................................       350,000
                                                                  ------------
Stockholders' Equity:
  Series A convertible preferred stock, no par value:
    Authorized shares--4,200,000; Issued and outstanding
     shares--4,160,445..........................................     4,641,000
  Series C convertible preferred stock, no par value:
    Authorized shares--2,166,668; Issued and outstanding
     shares--1,500,001..........................................     2,250,000
  Common stock, no par value:
    Authorized shares--10,000,000; Issued and outstanding
     shares--972,541............................................        49,000
  Additional paid in capital....................................        85,000
  Accumulated deficit...........................................   (7,358,000)
                                                                  ------------
    Total stockholders' equity..................................      (333,000)
                                                                  ------------
    Total liabilities and stockholders' equity..................  $  1,572,000
                                                                  ============


   The accompanying notes are an integral part of these financial statements

                          QUINTAR HOLDINGS CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                        ----------------------
                                                           1996        1997
                                                        ----------  ----------
                                                             (UNAUDITED)
Revenues:
  Product sales........................................ $  706,000  $  771,000
  Engineering and royalty revenues.....................    314,000     193,000
                                                        ----------  ----------
      Total revenues...................................  1,020,000     964,000
Cost and expenses:
  Cost of revenues
    Product............................................    412,000     474,000
    Engineering........................................    176,000      83,000
  Engineering expense..................................    544,000     641,000
  Selling, general and administrative expenses.........    304,000     258,000
  Interest (income) expense, net.......................     (5,000)      8,000
                                                        ----------  ----------
      Total costs and expenses.........................  1,431,000   1,464,000
                                                        ----------  ----------
  Net loss............................................. $ (411,000) $ (500,000)
                                                        ==========  ==========
  Net loss per share................................... $    (0.42) $    (0.51)
                                                        ==========  ==========
  Shares used in computing net loss per share..........    973,000     973,000
                                                        ==========  ==========


   The accompanying notes are an integral part of these financial statements

                          QUINTAR HOLDING CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                          --------------------
                                                            1996       1997
                                                          ---------  ---------
                                                              (UNAUDITED)
OPERATING ACTIVITIES
  Net loss............................................... $(411,000) $(500,000)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation and amortization........................    54,000     73,000
    Change in operating assets and liabilities:
     Accounts receivable.................................  (106,000)   496,000
     Inventories.........................................     4,000    144,000
     Prepaid expenses and other assets...................   (50,000)  (132,000)
     Accounts payable....................................   287,000   (156,000)
     Deferred revenue....................................   (16,000)  (243,000)
     Accrued warranty expense............................    41,000     80,000
     Other accrued expenses..............................    50,000     86,000
                                                          ---------  ---------
  Net cash used in operating activities..................  (147,000)  (152,000)
INVESTING ACTIVITIES
  Purchase of property and equipment.....................   (12,000)   (25,000)
FINANCING ACTIVITIES
  Issuance of preferred stock............................   249,000        --
                                                          ---------  ---------
  Increase (decrease) in cash and cash equivalents.......    90,000   (177,000)
  Cash and cash equivalents at beginning of the period...   709,000    976,000
                                                          ---------  ---------
  Cash and cash equivalents at end of the period......... $ 799,000  $ 799,000
                                                          =========  =========


   The accompanying notes are an integral part of these financial statements

                          QUINTAR HOLDING CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

  The accompanying unaudited consolidated financial information has been prepared by the Company in accordance with generally accepted accounting principles for interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of management, the accompanying unaudited consolidated financial statements contain all normal, recurring adjustments necessary to present fairly the Company's consolidated financial position as of March 31, 1997 and the results of operations and cash flows for the three months ended March 31, 1997 and 1996, which results are not necessarily indicative of results on an annual basis. Such consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes contained in the Company's financial statements for the year ended December 31, 1996.

2. INVENTORIES

  Substantially all of the Company's inventories at March 31, 1997 are composed of raw materials and purchased parts.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

        The Company consummated the acquisition of Quintar Holdings Corporation on May 28, 1997. The accompanying unaudited pro forma combined condensed statement of operations for the year ended September 30, 1996 includes the historical consolidated statement of operations of the Company's predecessor business for the four months ended January 31, 1996, the historical consolidated statement of operations of the Company for the eight months ended September 30, 1996 and the historical consolidated statements of operations of Quintar for the year ended December 31, 1996, as if the acquisition had occurred on October 1, 1995. The accompanying unaudited pro forma combined condensed statements of operations for the nine months ended June 30, 1997 includes the historical consolidated statements of operations of the Company and of Quintar for the nine months ended June 30, 1997, as if the acquisition had occurred on October 1, 1995. The unaudited pro forma combined condensed statements of operations give effect to the Quintar acquisition using the purchase method of accounting, and are based upon allocation of the Quintar purchase price, and includes the adjustments described in the notes set forth below.

        The unaudited pro forma combined condensed statements of operations do not purport to represent what the Company's results of operations would have been had the Quintar acquisition occurred on the date indicated or for any future period or date. The pro forma adjustments give effect to available information and assumptions that the Company believes are reasonable. The unaudited pro forma combined condensed statements of operations should be read in conjunction with the Company's historical consolidated financial statements and the historical consolidated financial statements of Quintar and the notes thereto included elsewhere herein.

                        SPLASH TECHNOLOGY HOLDINGS, INC.
             PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                  (UNAUDITED)
                     (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                    Splash            Splash          Quintar
                                 Predecessor      Technology        Technology        Holdings
                                  Business      Holdings, Inc.    Holdings, Inc.    Corporation
                                 -----------    --------------    --------------    -----------

                                 Four Months     Eight Months        Pro Forma
                                    Ended           Ended            Year Ended      Year Ended       Pro Forma
                                 January 31,     September 30,     September 30,     December 31,    Adjustments      Pro Forma
                                    1996             1996               1996             1996       Amount    Key      Combined
                                 -----------     -------------     -------------     ------------   ------    ---     ---------
Net revenue                        $13,008          $34,713           $47,721            $5,383                        $53,104
Cost of revenue                      8,427           19,381            27,808             3,895                         31,703
                                   -------          -------           -------            ------      -----     ---     -------
   Gross profit                      4,581           15,332            19,913             1,488                         21,401
                                   -------          -------           -------            ------      -----     ---     -------
Operating expenses:
   Research and development          1,498            2,627             4,125             1,293                          5,418
   Selling, general and                975            3,032             4,007             1,714                          5,721
    administrative expenses
    Amortization and write-off
     of technology                                   22,803            22,803                                           22,803
                                   -------          -------           -------            ------      -----     ---     -------
       Total operating expenses      2,473           28,462            30,935             3,007                         33,942
                                   -------          -------           -------            ------      -----     ---     -------
Income (loss) from operations        2,108          (13,130)          (11,022)           (1,519)                       (12,541)
Interest expense, net                   18              575               593               (17)     $ 690      i        1,266
                                   -------          -------           -------            ------      -----     ---     -------
    Income (loss) before             2,090          (13,705)          (11,615)           (1,502)      (690)            (13,807)
     provision for income taxes
Provision for (benefit from)
 income taxes                          836           (5,509)           (4,673)                        (604)    ii       (5,277)
                                   -------          -------           -------            ------      -----     ---     -------
       Net income                   $1,254          $(8,196)          $(6,942)          $(1,502)     $ (86)            $(8,530)
                                   =======          =======           =======           =======      =====     ===     =======
Net income (loss) per share                                                                                             $ (0.89)
                                                                                                                        =======
Shares used in per share
 calculation                                                                                                              9,583
                                                                                                                        =======

                             See accompanying notes

                       SPLASH TECHNOLOGY HOLDINGS, INC.
            PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)
              (DOLLAR AMOUNT IN THOUSANDS EXCEPT PER SHARE DATA)


                                                              Splash         Quintar
                                                            Technology       Holdings      Pro Forma Adjustments     Pro Forma
                                                          Holdings, Inc.   Corporation      Amount          Key       Combined
                                                          --------------   -----------     --------        -----     ---------
Net revenue                                                  $51,227         $ 2,595                                  $53,822
Cost of revenue                                               24,864           1,819                                   26,683
                                                             -------         -------        -------      ------       -------
       Gross profit                                           26,363             776                                   27,139
                                                             -------         -------        -------      ------       -------
Operating expenses:
   Research and development                                    3,972           1,329                                    5,301
   Selling, general and administrative                         6,071             895                                    6,966
    Amortization and write-off of technology                  11,039                        (11,039)       iii
                                                             -------         -------        -------      ------       -------
          Total operating expenses                            21,082           2,224        (11,039)                   12,267
                                                             -------         -------        -------      ------       -------
Income (loss) from operations                                  5,281          (1,448)        11,039                    14,872
Interest and other income (expense), net                         979            (539)          (346)        i              94
                                                             -------         -------        -------      ------       -------
      Income (loss) before provision for income taxes          6,260          (1,987)        10,693                    14,966
Provision for (benefit from) income taxes                      6,447                           (869)       ii           5,578
                                                             -------         -------        -------      ------       -------
          Net income (loss)                                  $  (187)        $(1,987)      $ 11,562                   $ 9,388
                                                             =======         =======       ========      ======       =======
Net income per share                                         $ (0.02)                                                 $  0.77
                                                             =======         =======       ========      ======       =======
Shares used in per share calculation                          11,903                                                   12,251
                                                             =======         =======       ========      ======       =======

                             See accompanying notes

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

        On May 28, 1997, the Company acquired the shares of Quintar Holdings Corporation ("Quintar") for an aggregate purchase price of $13,532,000 plus contingent earn-out payments of up to $3,200,000, subject to achieving certain net revenue and operating income targets. The purchase price was comprised of a cash payment of $11,519,000, issuance of Company stock options valued at $1,588,000 in exchange for Quintar stock options and net acquisition costs of $425,000.

Key             i    To record effect on interest income as a result of cash
                     used to purchase Quintar.

                ii   To record tax benefit of Quintar Holdings Corporation loss

                iii  Nonrecurring Transaction:

                     The Company recorded the expense related to purchased in-process technology of approximately $11 million upon the consummation of the Quintar Acquisition. This amount has been excluded from the pro forma statements of operations due to its non-recurring nature.

                            See accompanying notes

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            SPLASH TECHNOLOGY HOLDINGS, INC.
                            (Registrant)

Date:  August 11, 1997      /s/ Joan P. Platt
                            -----------------
                            Chief Financial Officer and
                            Vice President, Finance and Administration